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                                                                    Exhibit 10.5

                              AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT


     THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "Agreement") is entered into as of October 17, 2003 by and among Universal Hospital Services Inc., a Delaware corporation (the "Company"), the JWC Holders (as defined below), the Halifax Holders (as defined below), the Management Holders (as defined below) and the Additional Holders (as defined below).

                                    RECITALS

     A. Upon consummation of the transactions contemplated by the Stock Purchase Agreement, dated as of September 26, 2003 (the "Purchase Agreement") and of certain related transactions to be consummated concurrently therewith, the Stockholders (as defined below) will own (and may hereafter acquire) certain shares of Common Stock (as defined below) and certain options, warrants, securities and other rights to acquire from the Company, by exercise, conversion, exchange or otherwise, shares of Common Stock or securities convertible into Common Stock.

     B. The Company and certain of the Stockholders are parties to that certain Stockholders' Agreement, dated as of February 25, 1998, as amended (the "Existing Stockholders Agreement").

     C. The undersigned Stockholders include (i) the holders of a majority of the Common Stock Equivalents (as defined under the Existing Stockholders Agreement) held as of the date of this Agreement by the JWC Holders (as defined under the Existing Stockholders Agreement) and (ii) the holders of a majority of the Common Stock Equivalents held as of the date of this Agreement by the Management Holders (as defined under the Existing Stockholders Agreement).

     D. The Company and the undersigned Stockholders desire to enter into this Agreement for the purpose of regulating certain aspects of the Stockholders' relationships with one another and with the Company and in connection therewith to amend and restate the Existing Stockholders Agreement in its entirety as set forth herein pursuant to Section 4.2(c) of the Existing Stockholders Agreement.

                                    ARTICLE I

     In consideration of the premises and the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the receipt and sufficiency of which are acknowledged by all parties to this Agreement, the parties to this Agreement mutually agree as follows:

                                    ARTICLE I

                                   Definitions
                                   -----------

     For the purposes of this Agreement, the following terms shall be defined as follows:

     "Active Trading Market" shall mean the New York or American Stock Exchange or the National Association of Securities Dealers, Inc.'s National Market System or Small Capitalization System.

     "Additional Holders" shall mean those Persons listed as Additional Holders on the signature pages hereof and all Persons that will become Stockholders after the date hereof and are designated as Additional Holders pursuant to
Section 3.12 hereof.

     An "Affiliate" of a specified Person shall mean a Person who, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the specified Person and, when used with respect to the Company, shall include any holder of capital stock holding greater than 5% of the total number of outstanding shares of Common Stock of the Company on a fully-diluted basis or any officer or director of the Company.

     "Board of Directors" shall mean the Board of Directors of the Company.

     "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday, on which banks in New York, New York and Boston, Massachusetts are permitted to be open for business.

     "Common Stock" shall mean shares of Common Stock, par value $0.01 per share, of the Company.

     "Common Stock Equivalents" shall mean, as of any date, (a) all shares of Common Stock outstanding and (b) all options, convertible securities, warrants and other securities convertible, exchangeable into or redeemable for Common Stock, which securities are outstanding and vested and/or exercisable within 60 days of the date of measurement. For the purposes of Sections 3.4, 3.5, 3.6, 3.7, 3.8, 3.9, 3.11, 3.12, 3.13, 4.2, 4.3 and 4.4 and Article V, Article VI and
Article VII, Common Stock Equivalents shall mean all shares of Common Stock and all options, convertible securities, warrants and other securities convertible, exchangeable into or redeemable for Common Stock, whether or not vested and/or exercisable.

     "Company Exclusive First Refusal Period" shall have the meaning set forth in Section 3.2(a).

     "Competitor" shall mean any Person that competes with the Company in any activity in which the Company is engaged as of the date of determination, including but not limited to, the outsourcing of medical equipment and provision of related services.

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     "Demand Registration" means the registration of Registrable Securities by the Company pursuant to the request of a Requesting Holder under Section 4.4.

     "Dragalong Group" shall have the meaning set forth in Section 3.4.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute thereto, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.

     "Existing JWC Investors" shall mean, collectively, JWC Equity Partners and the JWC Equity Partners Co-Investors.

     "Existing Stockholders Agreement" shall have the meaning set forth in Recital B.

     "GAAP" shall mean the generally accepted accounting principles in the United States of America, as such principles are changed from time to time, consistent with those applied in the preparation of the financial statements of the relevant Person.

     "Halifax Affirmative Vote" shall have the meaning set forth in Section 5.2.

     "Halifax Capital Partners" shall mean Halifax Capital Partners, L.P., a Delaware limited partnership.

     "Halifax Directors" shall have the meaning set forth in Section 5.1(c).

     "Halifax Holder" shall mean each of those Persons listed as Halifax Holders on the signature pages hereof and, after the date hereof, shall mean all such Persons and/or Permitted Transferees of the Halifax Holders, other than those transferees who qualify as JWC Holders or Management Holders immediately prior to or upon the relevant Transfer.

     "Halifax Representative" shall have the meaning set forth in Section 7.9.

     "Halifax Securities" means (a) all Common Stock Equivalents beneficially owned by the Halifax Holders on the date of this Agreement, (b) any Common Stock Equivalents or any other equity securities of the Company hereafter acquired by the Halifax Holders, and (c) any securities of the Company issued with respect to the securities referred to in clause (a) or (b) above by way of a payment-in-kind, stock dividend or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization.

     "Holder" shall have the meaning set forth in Section 4.1.

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     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of
1976, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

     "Independent Financial Expert" shall mean an independent valuation or appraisal firm which certifies that it does not (and the directors and officers of which do not) have a material direct or indirect financial interest in the Company, any JWC Holder or any Halifax Holder.

     "Independent Third Party" means any Person who, immediately prior to the contemplated transaction, does not beneficially own five percent (5%) or more of the Common Stock Equivalents as of the relevant date and who is not an Affiliate of any such five percent (5%) beneficial owner.

     "Initiating Stockholder" shall have the meaning set forth in Section
3.3(b).

     "Investors" shall mean, collectively, (i) the JWC Investors and (ii) the Halifax Holders.

     "Involuntary Transfer" shall have the meaning set forth in Section 3.6.

     "Involuntary Transferee" shall have the meaning set forth in Section 3.6.

     "Involuntary Transfer Notice" shall have the meaning set forth in Section 3.7.

     "IRR" shall mean the discount rate (based on a 365-day year) which, when utilized to calculate the present value (as of the date of this Agreement) of all of the cash payments and receipts, causes such present value to equal zero. For purposes of clarification, the XIRR function of Microsoft Excel, or should this function no longer be available, the equivalent technique for calculating XIRR, shall be employed to calculate the IRR referenced in this definition. For purposes of this calculation, "cash payments and receipts" means only the following amounts: (i) the amount paid by an Investor to purchase the Common Stock Equivalents held by such Investor or amounts otherwise contributed to the capital of the Company by such Investor; (ii) the amount of any cash dividends or distributions on, or amounts paid in redemption of, any Common Stock Equivalents held by such Investor; and (iii) the Sale Proceeds received by such Investor.

     "Joinder Agreement" shall mean a joinder agreement substantially in the form of Exhibit B attached hereto which is entered into pursuant to Section 3.12 hereof.

     "JWC III Co-invest" shall mean JWC Fund III Co-invest LLC.

     "JWC Equity Partners" shall mean J.W. Childs Equity Partners, a Delaware limited partnership.

     "JWC Equity Partners III" shall mean J.W. Childs Equity Partners III, L.P., a Delaware limited partnership.

     "JWC Equity Partners Co-Investors" shall mean each of those Persons listed as JWC Equity Partners Co-Investors on the signature pages hereof and, after the date hereof, shall mean all such Persons and/or Permitted Transferees of the JWC Equity Partners Co-Investors, other than those transferees who qualify as Halifax Holders or Management Holders immediately prior to or upon the relevant Transfer.

     "JWC Holders" shall mean each of those Persons listed as JWC Holders on the signature pages hereof and, after the date hereof, shall mean all such Persons and/or Permitted Transferees of the JWC Holders, other than those transferees who qualify as Halifax Holders or Management Holders immediately prior to or upon the relevant Transfer.

     "JWC Inc." shall mean J.W. Childs Associates, Inc., a Delaware corporation.

     "JWC Investors" shall mean, collectively, (i) JWC Equity Partners III and
(ii) JWC III Co-invest.

     "JWC Representative" shall have the meaning set forth in Section 7.8.

     "JWC Securities" means (a) all Common Stock Equivalents beneficially owned by the JWC Holders on the date of this Agreement, (b) any Common Stock Equivalents or any other equity securities of the Company hereafter acquired by the JWC Holders, and (c) any securities of the Company issued with respect to the securities referred to in clause (a) or (b) above by way of a payment-in-kind, stock dividend or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization.

     "Lien" shall mean any lien, mortgage, pledge, security interest, adverse claim (as defined in the New York Uniform Commercial Code) or other type of charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property and any financing statement filed in respect of any of the foregoing.

     "Majority Halifax Holders" shall mean the Person or Persons having beneficial ownership of a majority of the Common Stock Equivalents held by Halifax Capital Partners as of the date of determination.

     "Majority JWC Equity Partners Holders" shall mean the Person or Persons having beneficial ownership of a majority of the Common Stock Equivalents held by JWC Equity Partners and the JWC Equity Partners Co-Investors as of the date of determination.

     "Majority JWC III Holders" shall mean the Person or Persons having beneficial ownership of a majority of the Common Stock Equivalents held by JWC Equity Partners III and JWC III Co-invest as of the date of determination.

     "Management Holders" shall mean any Person listed as a Management Holder on the signature pages hereof and shall also include (a) any director, officer, employee or consultant engaged in a role reasonably similar to that of an employee of the Company who hereafter becomes a Stockholder, (b) Permitted Transferees of the Management Holders, unless immediately prior to such Transfer such transferee was a JWC Holder or a Halifax Holder, and (c) any Person designated as a Management Holder by the Company on the Joinder Agreement executed by such Person.

     "Material Transaction" means any material transaction in which the Company proposes to engage or is engaged, including a purchase or sale of assets or securities, financing, merger, consolidation, tender offer or any other transaction that would require disclosure pursuant to the Exchange Act, and with respect to which the Board of Directors reasonably has determined in good faith that compliance with this Agreement may reasonably be expected to either materially interfere with the Company's ability to consummate such transaction in a timely fashion or require the Company to disclose material, non-public information prior to such time as it would otherwise be required to be disclosed.

     "Offeree Percentage" shall mean, as to each offeree, the fraction, expressed as a percentage, the numerator of which is the total number of Common Stock Equivalents held by such offeree, and the denominator of which is the total number of Common Stock Equivalents.

     "Offeree Holder" shall have the meaning set forth in Section 3.2(a).

     "Offeree Holder Acceptance Notice" shall have the meaning set forth in
Section 3.2(a).

     "Offeree Holder Allocation" shall have the meaning set forth in Section 3.2(a).

     "Offered Blocking Securities" shall have the meaning set forth in Section 4.3(b).

     "Offered Securities" shall have the meaning set forth in Section 6.1(a).

     "Offer Period" shall have the meaning set forth in Section 3.2(a).

     "Offering Holder" shall have the meaning set forth in Section 3.2(a).

     "Offeror" shall have the meaning set forth in Section 3.2(a).

     "Original Halifax Holders" shall mean the Halifax Holders as of the date of this Agreement.

     "Original JWC Holders" shall mean the JWC Holders as of the date of this Agreement.

     "Original Management Holders" shall mean the Management Holders as of the date of this Agreement.

     "Participating Offerees" shall have the meaning set forth in Section
3.3(b).

     "Participation Notice" shall have the meaning set forth in Section 3.3(b).

     "Participation Securities" shall have the meaning set forth in Section 3.3(b).

     "Permitted Transfer" shall mean a Transfer that is not a Prohibited Transfer and is one of the following:

          (a) a Transfer of any Common Stock Equivalents by any JWC Holder, Halifax Holder or Management Holder to such Stockholder's spouse, children (whether natural, step or by adoption), grandchildren (whether natural, step or by adoption) or parents or to a trust, partnership or limited liability company solely for the benefit of one or more of any of such Persons; provided, however, that the Transferring Stockholder shall retain all of the voting rights of such Transferred Common Stock Equivalents, as trustee or by some other means;

          (b) a Transfer of Common Stock Equivalents by a JWC Holder to JWC Inc., JWC Equity Partners or JWC Equity Partners III or to the limited partners, co-investors, officers, employees or consultants of JWC Inc., JWC Equity Partners or JWC Equity Partners III, or to a corporation or corporations or to a partnership or partnerships, limited liability company or companies (or other entity for collective investment, such as a fund) which is (and continues to be) an Affiliate of or controlled by, controlling or under common control with JWC Inc., JWC Equity Partners or JWC Equity Partners III; provided, however, that the Transferring JWC Holder shall retain all of the voting rights of such Transferred Common Stock Equivalents;

          (c) a Transfer of Common Stock Equivalents by a Halifax Holder to The Halifax Group, L.L.C. or Halifax Capital Partners or to the limited partners, co-investors, officers, employees or consultants of The Halifax Group, L.L.C. or Halifax Capital Partners, or to a corporation or corporations or to a partnership or partnerships, limited liability company or companies (or other entity for collective investment, such as a fund) which is (and continues to be) an Affiliate of or controlled by, controlling or under common control with The Halifax Group, L.L.C. or Halifax Capital Partners; provided, however, that the Transferring Halifax Holder shall retain all of the voting rights of such Transferred Common Stock Equivalents;

          (d) a Transfer of Common Stock Equivalents between or among the JWC Holders or the Halifax Holders;

          (e) a Transfer (voluntary or involuntary) of Common Stock Equivalents between any Stockholder who is a natural person and such Stockholder's guardian or conservator;

          (f) a bona fide pledge of Common Stock Equivalents by a JWC Holder or a Halifax Holder to a bank or financial institution;

          (g) a Transfer of Common Stock Equivalents by a JWC Holder or a Halifax Holder to a Management Holder who is not an Affiliate (other than as an officer, employee, director or stockholder of the Company) of JWC Inc. or The Halifax Group, L.L.C.; and

          (h) a Transfer by will or intestacy to the immediate family (as that term is defined in Rule 16a-1(e) promulgated under the Exchange Act) of a Stockholder who is a natural person, or, under such will or as ordered by a probate court, to a trustee or custodian for the benefit or account of any such member of the Stockholder's immediate family.

No Permitted Transfer shall be effective unless and until the transferee of the Common Stock Equivalents so transferred executes and delivers to the Company an executed Joinder Agreement in accordance with Section 3.12 hereof; provided, however, that the Permitted Transfer to a bank or a financial institution pursuant to clause (f) above shall be effective upon delivery of the Common Stock Equivalents and such entity shall not execute and deliver an executed Joinder Agreement in accordance with Section 3.12 hereof unless and until foreclosure or similar action by any such pledgee.

     "Permitted Transferee" shall mean, with respect to any Stockholder, any Person who shall have directly or indirectly acquired and who shall hold any Common Stock Equivalents pursuant to a Permitted Transfer from that Stockholder. Notwithstanding the foregoing, a Permitted Transferee shall not include any Person that is in receivership, bankruptcy, insolvency, dissolution, liquidation or any similar proceeding or any Person whose incompetence has been established pursuant to a judicial determination.

     "Person" shall mean an individual, corporation, partnership, limited liability company, trust, unincorporated association, government or any agency or political subdivision thereof, or any other entity.

     "Preemptive Offer" shall have the meaning set forth in Section 6.1(a).

     "Preemptive Offer Acceptance Notice" shall have the meaning set forth in
Section 6.1(b).

     "Preemptive Offer Allocation" shall have the meaning set forth in Section 6.1(b).

     "Preemptive Offeree" shall have the meaning set forth in Section 6.1(a).

     "Preemptive Offer Period" shall have the meaning set forth in Section
6.1(a).

     "Primary Shares" shall mean at any time the authorized but unissued shares of Common Stock or shares of Common Stock held by the Company in its treasury.

     "Prohibited Transfer" shall mean (a) any Transfer of any Subject Security which (i) may not be effected without registering the securities involved under the Securities Act (other than pursuant to the registration rights granted in Article IV of this Agreement), (ii) would require any securities of the Company to be registered under the Exchange Act (other than pursuant to the registration rights granted in Article IV of this Agreement) or (iii) is in violation of this Agreement and (b) prior to the Company's initial Public Offering, any Transfer of any Subject Security which (x) would result in the assets of the Company constituting "Plan Assets" as such term is defined in the Department of Labor regulations promulgated under the Employee Retirement Income Security Act of 1974, as amended, (y) would cause the Company to be controlled by or be under common control with an "investment company" for purposes of the Investment Company Act of 1940, as amended or (z) is to a Person that is a Competitor of the Company (other than Transfers in accordance with Sections 3.4 or 4.2).

     "Public Offering" shall mean the completion of a sale of shares of Common Stock pursuant to a registration statement which has become effective under the Securities Act, excluding a registration form relating solely to employee benefit plans, or a registration form which does not permit secondary sales or does not include substantially the same information as would be required in a Form S-1 or Form S-3 Registration Statement (or any successor forms) covering the sale of Registrable Securities.

     "Purchase Agreement" shall have the meaning set forth in Recital A.

     "Purchase Agreement Closing Date" shall mean the closing date under the Purchase Agreement.

     "Refused Securities" shall have the meaning set forth in Section 6.1(c).

     "Registrable Securities" shall mean, as of any date, with respect to any Stockholder, (a) all shares of Common Stock held by such Stockholder as of such date and (b) all shares of Common Stock that may be acquired as of such date by such Stockholder upon exercise of Vested Options; provided that, any particular Registrable Security shall cease to be a Registrable Security when (i) a registration statement (other than a registration statement on Form S-8) with respect to the sale or exchange of such security shall have become effective under the Securities Act and such security shall have been disposed of in accordance with such registration statement, (ii) a registration statement on Form S-8 with respect to such security shall have become effective under the Securities Act, (iii) such security shall have been sold or acquired in a Rule 144 Transaction, or (iv) such security (once issued) has ceased to be outstanding.

     "Representative" shall mean the JWC Representative or the Halifax Representative, as the case may be.

     "Rule 144 Transaction" means a transfer of Common Stock complying with Rule 144 under the Securities Act as such rule or a successor thereto is in effect on the date of such transfer.

     "Sale of the Company" means the consummation of a transaction, other than a Public Offering, whether in a single transaction or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements), with an Independent Third Party or a group of Independent Third Parties pursuant to which such party or parties (a) acquire (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise) more than 50% of the Common Stock Equivalents as of such date or (b) acquire assets constituting all or substantially all of the assets of the Company.

     "Sale Proceeds" shall mean the aggregate cash proceeds (if any) received by an Investor as a result of the consummation of a Sale of the Company pursuant to
Section 4.2 hereof.

     "Sale Request" shall have the meaning set forth in Section 3.4(a).

     "Schedule of Stockholders" shall refer to the Schedule of Stockholders attached hereto as Exhibit A.

     "SEC" shall mean the Securities and Exchange Commission or successor agency or commission of the United States federal government.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute thereto, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.

     "Stockholder" shall mean any party hereto other than the Company, including any Person who hereafter becomes a party to this Agreement pursuant to Section
3.12 hereof.

     "Stockholder Group" shall mean any of (a) the JWC Holders, taken as a group, (b) the Halifax Holders, taken as a group, (c) the Management Holders, taken as a group, or (d) the Additional Holders, taken as a group. The Company shall not in any case be deemed to be a member of any Stockholder Group (whether or not the Company holds or repurchases any Common Stock Equivalents).

     "Stock Option Agreement" shall mean any stock option agreement between the Company and an employee, director, officer or consultant thereof.

     "Subsidiary" with respect to any Person (the "parent") shall mean any Person of which such parent, at the time in respect of which such term is used,
(a) owns directly or indirectly more than 50% of the equity or beneficial interest, on a consolidated basis, or (b) owns directly or controls with power to vote, indirectly through one or more other Subsidiaries, shares of capital stock or beneficial interests having the power to cast at least a majority of the votes entitled to be cast for the election of directors, trustees, managers or other officials having powers analogous to those of directors of a corporation. Unless otherwise specifically indicated, when used herein, the term Subsidiary shall refer to a direct or indirect Subsidiary.

     "Third Party" shall mean any Person other than the Company.

     "Transfer" shall mean to transfer, sell, assign, pledge, hypothecate, give, grant or create a security interest in or Lien on, place in trust (voting or otherwise), assign an interest in or in any other way encumber or dispose of, directly or indirectly and whether or not by operation of law or for value, any of the Common Stock Equivalents.

     "Transfer Notice" shall have the meaning set forth in Section 3.2(a).

     "Transfer Offer" shall have the meaning set forth in Section 3.2(a).

     "Transfer Stock" shall have the meaning set forth in Section 3.2(a).

     "Transferred Securities" shall have the meaning set forth in Section 3.6.

     "Unmatured Transfer Shares" shall have the meaning set forth in Section 3.2(c).

     "Unmatured Transfer Shares Anniversary" shall have the meaning set forth in
Section 3.2(c).

     "Unpurchased Preemptive Shares" shall have the meaning set forth in Section 6.1(b).

     "Unpurchased Shares" shall have the meaning set forth in Section 3.2(a).

     "Vested Options" shall mean, as of any date, options, securities and other rights to acquire from the Company, by exercise, conversion, exchange or otherwise, shares of Common Stock or securities convertible into Common Stock, which are vested and exercisable within 60 days of such date of measurement.

     "Voting Stock" shall mean the Common Stock, Common Stock Equivalents and any other securities of the Company entitled to vote at a meeting of the Stockholders, including, but not limited to, with respect to the election of the Board of Directors.

                                   ARTICLE II

               Rights With Respect To The Common Stock Equivalents
               ---------------------------------------------------

     2.1  Limited Rights of Transfer.
          --------------------------

          (a) No Transfers. Except for the JWC Holders, no Stockholder shall Transfer all or any part of the Common Stock Equivalents at the time held by such Stockholder. Subject to Section 3.1(b), no Transfer of or attempt to Transfer any Common Stock Equivalents in violation of the preceding sentence shall be effective or valid for any purpose.

          (b) Exceptions. Notwithstanding Section 3.1(a), a Transfer may be effectively and validly made hereunder if such Transfer is not a Prohibited Transfer and is either (i) a Permitted Transfer, (ii) made pursuant to the demand sale and registration rights granted under Article IV hereof, (iii) made pursuant to and/or following a Public Offering, (iv) made pursuant to Sections 3.2, 3.3 (as a Participating Offeree) or 3.4, or (v) made with the written consent of (A) either (w) the holders of a majority of the Common Stock Equivalents at the time held by the JWC Holders or (x) the JWC Representative and (B) either (y) the holders of a majority of the Common Stock Equivalents at the time held by the Halifax Holders or (z) the Halifax Representative.

          (c) Validity of Transfers; Joinder Agreement. Notwithstanding any other provision of this Agreement, no Transfer of any Common Stock Equivalents shall be effective or valid if such Transfer constitutes a Prohibited Transfer, or unless and until the transferee executes and delivers to the Company a Joinder Agreement in accordance with Section 3.12 hereof.

     2.2  Right of First Refusal.
          ----------------------

          (a) Notice of Offer. If (i) at any time prior to the Company's initial Public Offering, any Halifax Holder, Management Holder, Additional Holder or any of their Permitted Transferees (the "Offering Holder") receives a bona fide offer to purchase any or all of such Offering Holder's Common Stock Equivalents, other than unexercised stock options (such Common Stock Equivalents, the "Transfer Stock"), from any Third Party, other than to a Permitted Transferee and other than pursuant to Sections 3.3 or 3.4, or the demand sale and registration rights granted under Article IV of this Agreement (such Third Party, the "Offeror"), and (ii) such Offering Holder wishes to accept such offer (a "Transfer Offer"), then the Offering Holder shall cause the Transfer Offer to be reduced to writing and shall provide a notice containing the offer to purchase specified below (the "Transfer Notice") to the Company and the Company shall deliver a copy of any such Transfer Notice to each JWC Holder and Halifax Holder (collectively, the "Offeree Holders") promptly upon its receipt thereof. The Transfer Notice shall be accompanied by a true and correct copy of the Transfer Offer (which shall identify in reasonable detail the Offeror, the number of shares of Transfer Stock, the price contained in the Transfer Offer and all other material terms and conditions of the Transfer Offer). The Transfer Notice shall constitute an irrevocable offer to sell all, but not less than all, of the Transfer Stock to the Company and to the Offeree Holders within 40 days of receipt by the Company of the Transfer Notice (the "Offer Period"). During the Offer Period, subject to the limitation in the next sentence, any combination of the Company and/or the Offeree Holders will have the right and option to purchase all, but not less than all, of the Transfer Stock at a price equal to the price, and upon the same terms, as contained in the Transfer Offer. During the first 15 days of the Offer Period (the "Company Exclusive First Refusal Period"), the Company shall have the exclusive right and option to purchase all of the Transfer Stock. In the event that the Company elects not to purchase all of the Transfer Stock, it shall deliver to each Offeree Holder written notice of such election on or before the last day of the Company Exclusive First Refusal Period, which notice shall set forth the portion of the Transfer Stock that such Offeree Holder is entitled to purchase, which portion shall be equal to the product of (i) such Offeree Holder's Offeree Percentage multiplied by (ii) the sum of (A) the number of shares of Transfer Stock set forth in the Transfer Notice less (B) the number of shares of Transfer Stock, if any, the Company elected to purchase in accordance with this Section 3.2(a) (the "Offeree Holder Allocation"). Each Offeree Holder shall then have the right to purchase up to its Offeree Holder Allocation of the total number of shares of Transfer Stock proposed to be Transferred by delivering to the Offering Holder a written notice (the "Offeree Holder Acceptance Notice") (with a copy thereof to the Company) within 15 days following the expiration of the Company Exclusive First Refusal Period (the "Offeree Holders First Refusal Period"). In the event that any Offeree Holder elects not to acquire shares of Transfer Stock equal to its Offeree Holder Allocation, such Offeree Holder shall deliver to the other Offeree Holders written notice of such election (with a copy to the Company) on or before the last day of the Offeree Holders First Refusal Period, which notice shall include the number of shares not elected to be purchased by such Offeree Holder (the "Unpurchased Shares"). Each of the Offeree Holders electing to purchase shares of Transfer Stock equal to its Offeree Holder Allocation (collectively, the "Exercising Offeree Holders") may elect, by written notice to the Company and the Offering Holder within 10 days following the expiration of the Offeree Holders First Refusal Period, to purchase all or a portion of the Unpurchased Shares. If the Exercising Offeree Holders deliver notices electing to purchase more than the total number of Unpurchased Shares, the Unpurchased Shares shall be allocated on a pro-rata basis based on the number of Common Stock Equivalents held by such Exercising Offeree Holders. For the avoidance of doubt, unless the Offering Holder shall have consented to the purchase of fewer than all of the Transfer Stock by the Company and/or the Offeree Holders (as the case may be), neither the Company nor any Offeree Holder, nor any combination of the Company and any Offeree Holder, may purchase any Transfer Stock pursuant to the foregoing provisions, unless all of the Transfer Stock is to be so purchased (whether by the Company, the Offeree Holders, or any combination thereof). Notwithstanding any other provision of this Agreement, unless otherwise agreed to by (y) either (1) at least 50% of the Common Stock Equivalents held by the JWC Holders or (2) the JWC Representative and (z) either (1) 50% of the Common Stock Equivalents held by the Halifax Holders or (2) the Halifax Representative, no Management Holder or Additional Holder may Transfer their Common Stock Equivalents in exchange for consideration other than cash.

          (b) Closing of Transfer Stock. If, during the Offer Period, the Company, or any combination of the Company and the Offeree Holders, has accepted the offer contained in the Transfer

Notice, then, subject to Section 3.2(c), the closing of the purchase of such Transfer Stock shall take place at the principal offices of the Company either
(i) within 15 days of such acceptance or (ii) if applicable, the first Business Day after the waiting period applicable to the purchase and sale of such Transfer Stock under the HSR Act has expired or been terminated. At such closing, the Company and/or the Offeree Holders, as applicable, and/or its or their designees, as the case may be, shall deliver a certified check or checks calculated at the price set forth in the Transfer Notice to the Offering Holder against delivery of certificates and/or other instruments representing the Transfer Stock, together with stock or other appropriate powers duly endorsed with respect to the Transfer Stock, free and clear of all Liens (other than pursuant to securities laws, this Agreement or a Stock Option Agreement). All of the foregoing deliveries will be deemed to be made simultaneously and none shall be deemed completed until all have been completed.

          (c) Unmatured Transfer Shares. Notwithstanding the foregoing, with respect to any shares of Common Stock which, as of the date the Company accepted the offer contained in the Transfer Notice, have not been owned by the Offering Holder for more than six months ("Unmatured Transfer Shares"), the closing with respect to such Unmatured Transfer Shares being purchased by the Company shall occur on a date selected by the Company, but in no event earlier than the six-month anniversary of the date on which such Unmatured Transfer Shares were purchased by such Offering Holder (the "Unmatured Transfer Shares Anniversary") and no later than the 15th day after the Unmatured Transfer Shares Anniversary. Between the date on which the Company or any of its Affiliates accepts the offer contained in the Transfer Notice and the closing with respect to such Unmatured Transfer Shares being purchased by the Company or any of its Affiliates, the Offering Holder shall not Transfer such Unmatured Transfer Shares other than pursuant to Section 3.4 hereof.

          (d) Completion of Sale to Third Party. If the Company and/or the Offeree Holders has/have not accepted the offer contained in the Transfer Notice in writing as to all the Transfer Stock covered thereby during the Offer Period, or if the closing of the purchase of the Transfer Stock has not occurred within the period specified in Section 3.2(b), and Section 3.4 does not apply to such Transfer, then during the next 60 days, the Offering Holder may sell the Transfer Stock to the Offeror upon the terms and conditions, including price, which are no more favorable, in the aggregate, to such Offeree or less favorable to the Holder than those contained in the Transfer Notice. Promptly after any sale pursuant to this Section 3.2, the Offering Holder shall furnish such evidence of the completion (including time of completion) of such sale and of the terms thereof as the Company may reasonably request. If the Offering Holder has not completed the sale of the Transfer Stock during the applicable period referred to above, such Offering Holder shall no longer be permitted to sell such shares pursuant to this Section 3.2 without again fully complying with the provisions of this Section 3.2 and all the restrictions on sale, transfer or assignment contained in this Agreement shall again be in effect with respect to the Transfer Stock.

     2.3  Tagalong.
          --------

          (a) Trigger of Tag-Along Right. No JWC Holder shall Transfer any Common Stock Equivalents to a Third Party (other than a Permitted Transferee and other than pursuant to Section 3.4 or the demand sale and registration rights granted under Article IV of this Agreement) in one or a series of related transactions without complying with the terms and conditions set forth in this
Section 3.3; provided, however, that the JWC Holders shall be permitted to Transfer up to 5%, in the aggregate, of the number of Common Stock Equivalents held by the Original JWC Holders as of the date of this Agreement without compliance with this Section 3.3; provided further, however, that this Section
3.3 shall not in any way limit or affect the restriction contained in Section 3.1(c).

          (b) Notice of Tag-Along Sale. Any JWC Holder (the "Initiating Stockholder") desiring to Transfer Common Stock Equivalents subject to the restriction in this Section 3.3 shall give not less than 10 Business Days' prior written notice of such intended Transfer to each other Stockholder ("Participating Offerees") and to the Company. Such notice (the "Participation Notice") shall set forth the material terms and conditions of such proposed Transfer, including the name of the prospective transferee, the number of Common Stock Equivalents proposed to be transferred (the "Participation Securities") by the Initiating Stockholder, the purchase price per share proposed to be paid therefor and the payment terms and type of Transfer to be effectuated. Within 10 Business Days following the delivery of the Participation Notice by the Initiating Stockholder to each Participating Offeree and to the Company, each Participating Offeree shall, by notice in writing to the Initiating Stockholder and to the Company, have the opportunity and right to sell Common Stock Equivalents to the purchasers in such proposed Transfer (upon the same terms and conditions as the Initiating Stockholder) and to include in such proposed Transfer an amount of Common Stock Equivalents representing the same proportion of the aggregate Common Stock Equivalents owned by such Participating Offeree as is proposed to be Transferred by the Initiating Stockholder (relative to the aggregate Common Stock Equivalents owned by such Initiating Stockholder).

          (c) Closing of Tag-Along Sale. At the closing of any proposed Transfer in respect of which a Participation Notice has been delivered, the Initiating Stockholder, together with all Participating Offerees that have timely and properly elected to sell Common Stock Equivalents pursuant to Section 3.3(b), shall execute and deliver such agreements for the sale of such Common Stock Equivalents and such other agreements, instruments and certificates as the Initiating Stockholder shall execute and deliver in connection with such Transfer and deliver to the proposed transferee certificates and/or other instruments representing the Common Stock Equivalents to be sold, free and clear of all Liens (other than pursuant to securities laws, this Agreement or a Stock Option Agreement), together with stock or other appropriate powers duly endorsed therefor, and shall receive in exchange therefor the consideration to be paid or delivered by the proposed transferee in respect of such Common Stock Equivalents as described in the Participation Notice. All Common Stock Equivalents acquired by a Third Party pursuant to this Section 3.3 from the applicable JWC Holders and/or the Participating Offerees shall be held by such acquiring Third Party subject to the terms and conditions of this Agreement or be free from such terms and conditions, in each case, as the transferring JWC Holder and the acquiring Third Party shall agree.

          (d) Termination. If, at the end of 90 days following the receipt by the Stockholders of a Participation Notice, the Initiating Stockholder has not completed the proposed Transfer, it shall be necessary for a new and separate Participation Notice to be furnished and the terms and provisions of this
Section 3.3 to be separately complied with in order to consummate such Transfer pursuant to this Section 3.3, unless the failure to complete such Transfer resulted from any failure by any Stockholder to comply in any material respect with the terms of this Section 3.3.

          (e) Exclusion for Compliance with Other Provisions. The provisions of this Section 3.3 shall not apply to (i) any Transfer pursuant to a Public Offering or, following a Public Offering, pursuant to an ordinary course brokerage transaction or (ii) any Transfers pursuant to Section 3.4 hereof.

     2.4  Dragalong.
          ---------

          (a) Grant of Dragalong Right. If one or more of the JWC Holders (the "Dragalong Group") determine to sell or exchange (in a sale or exchange of securities of the Company or in a merger, consolidation or other business combination or any similar transaction) in one or a series of related bona fide arms-length transactions to an unaffiliated Third Party (and not pursuant to a Permitted Transfer or the registration rights granted under Article IV of this Agreement) at least 50% of the Common Stock Equivalents (which defined term shall, for purposes of this Section 3.4, include all Common Stock Equivalents regardless of vesting or exercisability) at the time held by the JWC Holders, then upon 10 days' prior written notice from the Dragalong Group to the other Stockholders, which notice shall include reasonable details and all material terms of the proposed sale or exchange, including the proposed time and place of closing and the form and amount of consideration to be received by the Stockholders (such notice being referred to as the "Sale Request"), each other Stockholder shall be obligated to, and shall sell, transfer and deliver, or cause to be sold, transferred and delivered, to such Third Party the proportion of such Stockholder's Common Stock Equivalents as is being sold by the Dragalong Group in the same transaction at the closing thereof (and shall (i) execute and deliver such agreements for the purchase of such Common Stock Equivalents and such other agreements, instruments and certificates as the members of the Dragalong Group shall execute and deliver in connection with such proposed transaction and (ii) deliver certificates and/or other instruments representing the proportion of such Stockholder's Common Stock Equivalents being sold, together with stock or other appropriate powers therefore duly executed, at the closing, free and clear of all Liens (other than pursuant to securities laws, this Agreement or a Stock Option Agreement)), and each Stockholder shall receive upon the closing of such transaction the same consideration per Common Stock Equivalent as shall be payable to the members of the Dragalong Group (in the case of options, warrants or similar Common Stock Equivalents, subject to subtraction of the exercise price).

          (b) Required Indemnification. Each Stockholder shall be severally obligated to join on a pro rata basis (based on such Stockholder's pro rata portion of the net proceeds paid by such Third Party) in any indemnification that is to be provided in connection with such transaction; provided that no

Stockholder shall be obligated in connection with such transaction to agree to indemnify or hold harmless the Third Party with respect to an amount in excess of the net cash proceeds paid to such Stockholder in connection with such transaction. All Stockholders will bear their pro rata portion of the costs and expenses incurred in connection with such transaction to the extent such costs are incurred for the benefit of all Stockholders and are not otherwise paid by the Company or the Third Party.

          (c) Further Assurances in the Event of a Dragalong. Each Stockholder agrees that, in such Stockholder's capacity as a stockholder of the Company, such Stockholder shall vote, or grant proxies relating to the Common Stock at the time held by such Stockholder to vote, all of such Stockholder's Common Stock in favor of any sale or exchange of securities of the Company or any merger, consolidation, recapitalization, reorganization or other business combination or any similar transaction pursuant to Section 3.4(a) hereof if, and to the extent that, approval of the Company's stockholders is required in order to effect such transaction.

          (d) Termination. If, at the end of 90 days following the receipt by the Stockholders of a Sale Request, the Dragalong Group has not completed the transaction, (i) each Stockholder shall be released from its obligation under the Sale Request, (ii) the Dragalong Group shall return to each Stockholder all previously delivered certificates evidencing unsold Common Stock Equivalents and all related powers of attorney and instruments of transfer, if any, and (iii) it shall be necessary for a new and separate Sale Request to be furnished and the terms and provisions of this Section 3.4 to be separately complied with in order to consummate such transaction pursuant to this Section 3.4, unless the failure to complete such transaction resulted from any failure by any Stockholder to comply in any material respect with the terms of this Section 3.4.

     2.5 No Other Proxies, Voting or Other Stockholder Agreements. Except for JWC Holders and the Halifax Holders, no Stockholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any Common Stock Equivalents other than as set forth in this Agreement. No Stockholder shall enter into any stockholders agreements or arrangements of any kind with any Person with respect to any of the Common Stock Equivalents on terms which conflict with the provisions of this Agreement (whether or not such agreements and arrangements are with other Stockholders or holders of Common Stock Equivalents that are not parties to this Agreement), including but not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of Common Stock Equivalents inconsistent herewith.

     2.6 Involuntary Transfers are Subject to this Agreement. Except as otherwise provided in this Agreement, in the event of an Involuntary Transfer (as defined in the following sentence) of any Common Stock Equivalents (the "Transferred Securities") of any Stockholder to any Person, the transferee, including, without limitation, any and all transferees and subsequent transferees of the initial transferee (the "Involuntary Transferee"), shall take and hold the Transferred Securities subject to this Agreement and to all of the obligations of, and restrictions imposed hereby upon, the transferor Stockholder and shall comply with this Agreement. As used in this Agreement, the term "Involuntary Transfer" shall mean any transaction, proceeding or action by or in which the relevant Stockholder is involuntarily deprived or divested of any right, title or interest in or to any of such Stockholder's Common Stock Equivalents (including, without limitation, a seizure under levy of attachment or execution, a foreclosure under a pledge of Common Stock Equivalents, a Transfer to a trustee in bankruptcy or receiver or other officer or agency, a Transfer to a state or to a public officer or agency pursuant to a statute pertaining to escheat or abandoned property, or a Transfer pursuant to a divorce proceeding ).

     2.7 Required Notice in the Event of Involuntary Transfer. In the event of an Involuntary Transfer, the Stockholders and the Company shall not take any action to approve any such Involuntary Transfer not in accordance with this Section, and the transferor Stockholder (or, if it fails to do so, the Involuntary Transferee) shall forthwith give notice (the "Involuntary Transfer Notice") to the Company stating (i) when the Involuntary Transfer occurred or is to occur, (ii) the circumstances alleged to require such Involuntary Transfer,
(iii) the number of Common Stock Equivalents involved and (iv) the name, address and capacity of the Involuntary Transferee.

     2.8 Option Granted in the Event of Involuntary Transfer. If an Involuntary Transfer of the Common Stock Equivalents of any Stockholder occurs, the Company and its designees shall have the same rights of first refusal with respect to the Transferred Securities as if the Involuntary Transfer had been a proposed voluntary Transfer by the transferor Stockholder governed by Section 3.2 except that: (i) the periods within which such right must be exercised shall run from the date the Involuntary Transfer Notice is given in accordance with this Agreement; (ii) such rights shall be exercised by notice to the Involuntary Transferee rather than to the Offering Holder and (iii) the per share price for the Transferred Securities shall be equal to their fair market value as of the date the Involuntary Transfer Notice is given, as determined in good faith by the Board of Directors of the Company. The closing of any purchase of Transferred Securities pursuant to this Section shall be in accordance with the procedures set forth in Section 3.2.

     2.9 Right of First Refusal in the Event of Involuntary Transfers . Without limiting the effects of Sections 3.6 or 3.11 hereof, if the provisions of
Section 3.8 are held to be unenforceable for any reason with respect to any particular Involuntary Transfer of Transferred Securities, or if the right of first refusal is not exercised with respect to such Involuntary Transfer, the Company and its designees shall have a right of first refusal in accordance with
Section 3.2 if the Involuntary Transferee subsequently obtains a bona fide offer for and desires to Transfer such Transferred Securities, in which case all references to the "Offering Holder" in Section 3.2 shall be deemed to include and refer to the Involuntary Transferee.

     2.10 (a) Purchase for Investment; Legend on Certificate. Each Stockholder acknowledges that all of the securities of the Company held by such Stockholder are being (or have been) acquired for investment and not with a view to the distribution thereof and that no Transfer of any such securities (including the Common Stock for which such securities may be exercisable or exchangeable or into which such securities may be convertible) may be made except in compliance with applicable federal and state securities laws. All the certificates or other instruments representing any of such securities (including the Common Stock for which such securities may be exercisable or exchangeable or into which such securities may be convertible) which are now or hereafter held by any Stockholder shall be subject to the terms of this Agreement and shall have endorsed in writing, stamped or printed, thereon the following legends:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF OCTOBER 17, 2003, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH AND AVAILABLE FROM THE SECRETARY OF THE COMPANY."

     "THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR JURISDICTION, AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH LAWS."

          (b) The certificates evidencing the securities of the Company acquired by any Stockholder shall also bear any legend required under any applicable state securities laws. Absent an effective registration statement under the Securities Act covering the Transfer of the securities of the Company held by a Stockholder, no Stockholder shall Transfer any securities of the Company unless such Transfer is exempt from the registration and prospectus delivery requirements of the Securities Act and has been registered or qualified under (or is exempt from the registration and qualification requirements of) any applicable state securities laws. Each Stockholder consents to the Company making a notation on its records or giving instructions to any transfer agent for the securities of the Company held by them in order to implement the restrictions on Transfer set forth in this Section 3.10.

          (c) Removal of Legends, Etc. If at any time securities of the Company cease to be subject to this Agreement, the Company will, upon the written request of the holder of any securities bearing the first legend set forth in
Section 3.10(a), remove such legend from the certificates representing those securities. If any Stockholder provides the Company with an opinion of counsel (which counsel and opinion must be reasonably acceptable to the Company) or other evidence reasonably satisfactory to the Company that any securities of the Company held by that Stockholder have ceased to be "restricted securities" within the meaning of the Securities Act, the Company will remove the second legend set forth in Section 3.10(a) from the certificates representing those securities.

     2.11 Effectiveness of Transfers. Any Common Stock Equivalents transferred by a Stockholder (other than pursuant to an effective registration statement under the Securities Act or a Rule 144 Transaction if the Common Stock Equivalents are listed or admitted to trading on an Active Trading Market) shall be held by the transferee thereof pursuant to this Agreement. Such transferee shall, except as otherwise expressly stated herein, have all the rights and be subject to all of the obligations of a

Stockholder under this Agreement automatically and without requiring any further act by such transferee or by any parties to this Agreement. Without affecting the preceding sentence, if such transferee is not a Stockholder on the date of such Transfer, then such transferee, as a condition to such Transfer, shall confirm such transferee's obligations hereunder in accordance with Section 3.12 hereof. No Common Stock Equivalents shall be transferred on the Company's books and records, and no Transfer thereof shall be otherwise effective, unless any such Transfer is made in accordance with the terms and conditions of this Agreement, and the Company is hereby authorized by all of the Stockholders to enter appropriate stop transfer notations on its transfer records to give effect to this Agreement.

     2.12 Additional Stockholders; Joinder Agreement. Any Person that is not already a party to this Agreement in the same Stockholder capacity as such Person would be following a Transfer and who is acquiring any Common Stock Equivalents (except for any acquisition thereof (a) in an offering registered under the Securities Act or (b) in a Rule 144 Transaction if the Common Stock Equivalents are listed or admitted to trading on an Active Trading Market) shall on or before the Transfer to it of such Common Stock Equivalents, sign and deliver to the Company a Joinder Agreement and shall thereby become a party to this Agreement. If such Person meets the definition of a JWC Holder, then such Person shall be treated as a JWC Holder hereunder, if such Person meets the definition of a Halifax Holder, such Person shall be treated as a Halifax Holder hereunder, if such Person meets the definition of a Management Holder, such Person shall be treated as a Management Holder hereunder, and if such Person meets none of the foregoing definitions, such Person shall be treated as an Additional Holder hereunder. The Company shall require each Person acquiring an option, warrant or other right to purchase shares of Common Stock under any option or other equity participation plan to execute a Joinder Agreement.

     2.13 Prior Notice of Transfer Required. Each Stockholder agrees, prior to any Transfer of any Common Stock Equivalents (except for any Transfer (a) in an offering registered under the Securities Act or (b) in a Rule 144 Transaction if the Common Stock Equivalents are listed or admitted to trading on an Active Trading Market), to give written notice to the Company of such holder's intent to effect such Transfer and agrees to comply in all other respects with the provisions of this Agreement. Each such notice shall describe the manner and circumstances of the proposed Transfer and, unless the proposed Transfer is a Permitted Transfer or unless waived by the Company, shall be accompanied by the written opinion, addressed to the Company, of counsel for the holder of such Common Stock Equivalents (which counsel shall be reasonably satisfactory to the Company), stating that in the opinion of such counsel (which opinion shall be reasonably satisfactory to the Company) such proposed Transfer does not involve a transaction requiring registration or qualification under the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction.

                                   ARTICLE III

                                Liquidity Events
                                ----------------

     3.1 General. For purposes of this Article IV, (a) the terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement on Form S-1, S-2 or S-3 in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement and (b) the term "Holder" means any Stockholder electing to register the Transfer of any Registrable Securities pursuant to Section 4.5.

     3.2  Sale of the Company.

          (a) From and after the fifth (5/th/) anniversary of the Purchase Agreement Closing Date, the Majority JWC III Holders and/or the Majority Halifax Holders, as the case may be (each, a "Selling Holder"), shall have the right (the "Demand Sale Right") to cause the Company to consummate a transaction constituting a Sale of the Company, which Demand Sale Right shall be exercisable during the 30-day period commencing on each such anniversary by giving written notice (the "Demand Sale Notice") to the Representative of the other party (the "Non-Exercising Holder").

          (b) As soon as practicable, the Selling Holder and the Non-Exercising Holder shall cooperate in good faith to mutually agree upon whether or not the consummation of the proposed Sale of the Company would result in the receipt by the Non-Exercising Holder of an IRR (the "Anticipated IRR") of at least 25%. If, within 30 days after the date the Demand Sale Notice was given (the "Initial Valuation Period"), the Selling Holder and the Non-Exercising Holder are unable to mutually agree upon whether or not the Anticipated IRR would equal at least 25%, they shall jointly select one Independent Financial Expert to establish the Company valuation based on a per share price for the Common Stock Equivalents equal to the Fair Market Value (as defined in clause (c) below); provided, however, that in the event that the Selling Holder and the Non-Exercising Holder are unable to agree upon the selection of one Independent Financial Expert within 5 days following the Initial Valuation Period, each of the Selling Holder and the Non-Exercising Holder shall have the right to eliminate two of the firms listed on Exhibit C attached hereto until there is only one remaining firm on Exhibit C, which shall be the Independent Financial Expert for purposes of establishing such Company valuation. The Independent Financial Expert shall deliver to each of the Selling Holder and the Non-Exercising Holder a written opinion of its determination of the Company valuation within 20 days following the Initial Valuation Period, or such other time as the Selling Holder and the Non-Exercising Holder may mutually agree. The written opinion of the Independent Financial Expert shall be conclusive and binding upon the parties. The fees of the Independent Financial Expert shall be borne by the Company. For purposes of this Agreement, the "Final Company Valuation" shall be either (i) the Company valuation mutually agreed upon by the Selling Holder and the Non-Exercising Holder or (ii) if the Selling Holder and the Non-Exercising Holder are unable to mutually agree upon the Company valuation, the Company valuation set forth in the written opinion delivered by the Independent Financial Expert pursuant to this clause (b), and the "Final Valuation Date" shall be either

(A) the date on which the Selling Holder and the Non-Exercising Holder mutually agree upon the Company valuation or (B) in the event that the Selling Holder and the Non-Exercising Holder are unable to agree upon the Company valuation, the date on which the Independent Financial Expert delivers its written opinion pursuant to this clause (b).

          (c) "Fair Market Value" as of any date shall mean, in respect of any share of Common Stock Equivalents, the fair saleable value of such share of Common Stock Equivalents (determined without giving effect to any discount for (i) minority interest or (ii) lack of liquidity of the Common Stock Equivalents or the fact that the Company may have no class of equity registered under the Exchange Act) as of such date, as if the Company were being sold as a going concern. For purposes of determining the value of the Company, the Independent Financial Expert shall assume that the Company had received all consideration payable upon exercise or conversion of all Common Stock Equivalents that were deemed to have been exercised for purposes of computing the Common Stock Equivalents as of the relevant date.

          (d) Subject to Section 4.3(a), if the Selling Holder and the Non-Exercising Holder mutually agree that, or, if they are unable to mutually agree, based upon the Final Company Valuation as established in accordance with clause (b)(ii) above, the Non-Exercising Holder would receive an IRR of less than 25% as a result of the consummation of the proposed Sale of the Company, then, unless the Selling Holder and the Non-Exercising Holder agree otherwise, the Selling Holder shall have no further right to cause the Company to pursue, and the Company shall not pursue, the consummation of such proposed Sale of the Company.

          (e) Subject to 4.3, if the Selling Holder and the Non-Exercising Holder mutually agree that, or, if they are unable to mutually agree, based upon the Final Company Valuation as established in accordance with clause (b)(ii) above, the Non-Exercising Holder would receive an IRR of 25% or more as a result of the consummation of the proposed Sale of the Company (or if the Anticipated IRR would be less than 25% but the Selling Holder and the Non-Exercising Holder agree, pursuant to clause (d) above, that the Selling Holder may proceed with the proposed Sale of the Company), then the Selling Holder shall have the right to consummate, and to cause the Company to consummate, the proposed Sale of the Company by delivering a copy of the Demand Sale Notice to the Company and the other Stockholders within 10 Business Days following the Final Valuation Date (the "Selling Holder Election Date"); provided, however, that the Selling Holder shall use commercially reasonable best efforts to complete such Sale of the Company as soon as reasonably practicable; provided, further, that the Company shall be entitled to rely exclusively on the delivery of any such Demand Sale Notice without independent verification as to its validity. Subject to Section 4.3, if the Selling Holder delivers such notice, the other Stockholders will consent to and raise no objections to the proposed Sale of the Company, and the Stockholders and the Company will take all other actions reasonably necessary or desirable to cause the consummation of such Sale of the Company on the terms proposed by the Selling Holder. Without limiting the foregoing, (i) if the proposed Sale of the Company is structured as a merger or consolidation, each Stockholder will waive any appraisal rights which such Stockholder may have in connection therewith and (ii) if the proposed Sale of the Company is structured as or involves a sale or redemption of Common Stock Equivalents, each

Stockholder will (A) agree to sell its pro rata portion of the Common Stock Equivalents being sold in such Sale of the Company on the terms and conditions approved by the Selling Holder and (B) deliver certificates and/or other instruments representing the pro rata portion of such Stockholder's Common Stock Equivalents being sold, together with stock or other appropriate powers therefore duly executed, at the closing, free and clear of all Liens (other than pursuant to securities laws, this Agreement or a Stock Option Agreement). In addition, each Stockholder shall (y) execute and deliver all such agreements, instruments and certificates as the Selling Holder shall execute and deliver and
(z) upon the closing of the Sale of the Company, receive the same consideration per Common Stock Equivalent as shall be payable to the Selling Holder (in the case of options, warrants or similar Common Stock Equivalents, subject to subtraction of the exercise price).

          (f) Each Stockholder shall be severally obligated to join on a pro rata basis (based on such Stockholder's pro rata portion of the net proceeds paid by the Independent Third Party) in an indemnification that is to be provided in connection with such Sale of the Company; provided that no Stockholder shall be obligated in connection with such Sale of the Company to agree to indemnify or hold harmless the Independent Third Party with respect to an amount in excess of the net cash proceeds paid to such Stockholder in connection with such Sale of the Company. All Stockholders will bear their pro rata portion of the costs and expenses incurred in connection with such Sale of the Company to the extent such costs are incurred for the benefit of all Stockholders and are not otherwise paid by the Company or the Independent Third Party.

          (g) Each Stockholder agrees that, in such Stockholder's capacity as a stockholder of the Company, such Stockholder shall vote, or grant proxies relating to the Common Stock at the time held by such Stockholder to vote, all of such Stockholder's Common Stock in favor of any such Sale of the Company pursuant to Section 4.2(a) hereof, if, and to the extent that, approval of the Company's stockholders is required in order to effect such Sale of the Company.

          (h) The provisions of this Section 4.2 shall terminate and be of no further force and effect on the earliest to occur of (i) the Selling Holder Election Date, subject to the right of the Selling Holder to consummate the proposed Sale of the Company in accordance with Sections 4.2 and 4.3 hereof,
(ii) the consummation of a Public Offering, and (iii) as to the Majority JWC III Holders and the Majority Halifax Holders (as applicable), the date when such group beneficially owns less than five percent (5%) of the Common Stock Equivalents as of such date.

     3.3 Limitations on Demand Sale Right. Notwithstanding anything to the contrary contained in Section 4.2 above, the Non-Exercising Holder shall have the right (the "Blocking Right") to prevent the consummation of a proposed Sale of the Company pursuant to Section 4.2 as follows:

          (a) If, following the Selling Holder Election Date and based upon the per share sale price to be paid by the Independent Third Party acquiror, the Non-Exercising Holder would not receive an IRR of at least 25% as a result of the consummation of the proposed Sale of the Company, the Non-

Exercising Holder may exercise its Blocking Right by giving written notice (each, a "Blocking Notice") to the Selling Holder and the Company, which Blocking Notice shall include a reasonably detailed calculation showing the IRR that such Non-Exercising Holder would receive based upon the per share price to be paid in the proposed Sale of the Company. Following receipt of such Blocking Notice, the Selling Holder shall have no further right to cause the Company to pursue, and the Company shall promptly cease to pursue, the consummation of, such proposed Sale of the Company; provided, however, that the right set forth in Section 4.2(d) and the Blocking Right set forth in this Section 4.3(a) shall terminate on the earlier to occur of (i) the 31st day following the sixth (6th) anniversary of the Purchase Agreement Closing Date and (ii) as to the Majority JWC III Holders and the Majority Halifax Holders (as applicable), the date when such group beneficially owns less than five percent (5%) of the Common Stock Equivalents as of such date.

          (b) In addition to the foregoing, following the Selling Holder Election Date, the Non-Exercising Holder shall have the right (the "Blocking Right of First Refusal") to purchase all, but not less than all, of the Common Stock Equivalents (the "Offered Blocking Securities") then held by the Selling Holder at the per share price for such Common Stock Equivalents established in the Final Company Valuation (or, following the termination of the Blocking Right pursuant to clause (a) above, the per share price equal to the Fair Market Value of such Common Stock Equivalents, determined in accordance with the procedure set forth in Section 4.2(b) above) by delivering a Blocking Notice to the Selling Holder and the Company within 10 days following the Selling Holder Election Date, which Blocking Notice shall include an express statement of its election to exercise its Blocking Right of First Refusal hereunder. In the event that a Blocking Right of First Refusal is exercised in accordance with this
Section 4.3, the closing of the purchase of such Offered Blocking Securities by the Non-Exercising Holder shall take place at the principal offices of the Company within 60 days of the date of the Blocking Notice. Notwithstanding
Section 4.12 below, the Non-Exercising Holder shall have the right, in its sole discretion, to assign its Blocking Right of First Refusal to the Company. The Blocking Right of First Refusal shall terminate and be of no further force and effect as to the Majority JWC III Holders and the Majority Halifax Holders (as applicable) on the date when such group beneficially owns less than five percent (5%) of the Common Stock Equivalents as of such date.

          (c) In the event that the Non-Exercising Holder does not exercise its Blocking Right by giving a Blocking Notice within the time periods set forth in this Section 4.3, or if the closing of the purchase of the Offered Blocking Securities pursuant to the Blocking Right of First Refusal does not occur within the period set forth in clause (b) above, the Selling Holder may cause the Company to consummate the proposed Sale of the Company on the terms proposed by the Selling Holder.

     3.4 Demand Registration. Subject to Section 4.4(e), if the Company shall be requested, in writing at any time and from time to time, by the Majority JWC Equity Partners Holders, the Majority JWC III Holders and/or the Majority Halifax Holders, as the case may be (each, a "Requesting Holder"), to effect a registration statement under the Securities Act of Registrable Securities, the Company shall promptly (a) give written notice of the proposed registration to all other Stockholders that then hold Registrable Securities and (b) use its best efforts to effect the registration under the Securities Act of the public offer and sale of the Registrable Securities which the Company has been so requested to register by the Requesting Holder and by other Stockholders that then hold Registrable Securities in a written request received by the Company within 10 Business Days after the giving of the written notice specified in clause (a) above; provided, however, that the Company shall not be obligated to effect any registration under the Securities Act , following the Company's initial Public Offering, at anytime and from time to time, except in accordance with the following provisions:

          (a) The Company shall not be obligated to use its best efforts to file and cause to become effective any registration statement during any period in which any other registration statement (other than on Forms S-4, F-4 or S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to which Primary Shares are to be or were sold has been filed and not withdrawn or has been declared effective within the prior 90 days.

          (b) The Company may delay the filing or effectiveness of any registration statement requested pursuant to this Section 4.4 for a period of up to 90 days after the date of a request for registration pursuant to this Section
4.4 if at the time of such request (i) the Company is engaged, or has fixed plans to engage within 90 days after the date of such request, in a firm commitment underwritten public offering of Primary Shares in which the holders of Registrable Securities may include Registrable Securities pursuant to Section
4.5 or (ii) a Material Transaction exists, provided that the Company may only so delay the filing or effectiveness of any registration statement once per twelve month period pursuant to this Section 4.4(b).

          (c) With respect to any registration pursuant to this Section 4.4, the Company may include in such registration any Primary Shares; provided, however, that, if the managing underwriter advises the Company that the inclusion of all Registrable Securities and Primary Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Registrable Securities proposed to be included in such registration, then the number of Registrable Securities and Primary Shares proposed to be included in such registration shall be included in the following order:

               (i) first, the Registrable Securities, pro rata based on the number of Registrable Securities held by the Requesting Holder and each other Holder seeking to have Registrable Securities included in such registration; and

               (ii)  second, the Primary Shares.

          (d) If the method of disposition requested by the Requesting Holder pursuant to this Section 4.4 is an underwritten public offering, the Requesting Holder, or its Representative, shall have the right to designate the managing underwriter of such offering, subject to the consent of the Company, which consent shall not be unreasonably withheld. If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter prior to the date of pricing such Public Offering. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          (e)  In the event that a Demand Registration pursuant to this Section
4.4 is requested by the Majority Halifax Holders (the "Halifax Demand Registration"), the following shall apply:

               (i) the Company is obligated to effect only one (1) Halifax Demand Registration; provided, however, that any registration requested by the Majority Halifax Holders pursuant to this Section 4.4 that does not become effective shall not count as the one (1) Halifax Demand Registration for purposes of this Section 4.4(e);

               (ii) the Company is obligated to effect the Halifax Demand Registration only after the Company's initial Public Offering; and

               (iii) the Majority Halifax Holders shall not be entitled to request the Company to effect, and the Company shall not effect, the Halifax Demand Registration until all Registrable Securities covered by the first Demand Registration requested by the Majority JWC Equity Partners Holders and/or the Majority JWC III Holders (as the case may be) shall have been disposed of.

          (f) A Requesting Holder may, at any time prior to the effective time of a registration statement filed hereunder, revoke such request by providing a written notice to the Company revoking such request.

          (g) The right to request registrations pursuant to this Section 4.4 shall terminate and be of no further force and effect (i) with respect to the Existing JWC Investors, on the date when the Existing JWC Investors beneficially own less than five percent (5%) of the Common Stock Equivalents as of the relevant date; (ii) with respect to the JWC Investors, on the date when the JWC Investors beneficially own less than five percent (5%) of the Common Stock Equivalents as of the relevant date and (iii) with respect to the Halifax Holders, on the date when the Halifax Holders beneficially own less than five percent (5%) of the Common Stock Equivalents as of the relevant date.

     3.5  Piggyback Registration.

          (a) If, at any time, the Company determines to register the public offer and sale of any Common Stock under the Securities Act (other than pursuant to Section 4.4), the Company shall, at each such time, promptly give each Stockholder that then holds Registrable Securities written notice of such determination no later than 30 days before its intended filing with the SEC. Upon the written request of any Stockholder that then holds Registrable Securities received by the Company within 10 Business Days after the giving of any such notice by the Company, the Company shall use its best efforts to effect the registration under the Securities Act of the public offer and sale of all of the Registrable Securities of such Stockholder that such Holder has requested be registered for disposition in accordance with the intended method of disposition as stated in such notice by the Company and with the underwriter selected by the Company.

          (b) If the managing underwriter advises the Company that the inclusion of all Registrable Securities and Primary Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the securities proposed to be included in such registration, then the number of Registrable Securities and Primary Shares proposed to be included in such registration shall be included in the following order:

                    first, all Primary Shares offered for the account of the Company; and

                    second, the Registrable Securities, pro rata based on the number of Registrable Securities held by each Holder seeking to have Registrable Securities included in such registration.

Notwithstanding the foregoing, the Company shall not be obligated to include in an initial Public Offering any Registrable Securities of any Holder if the JWC Holders do not elect to include their Registrable Securities in such a registration. If any Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter prior to the date of pricing such Public Offering. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     3.6  Obligations of the Company.

          (a) Whenever required under Section 4.4 or 4.5 to use its best efforts to effect the registration of the public offer and sale of any Registrable Securities, the Company shall (provided, that if such registration is being effected pursuant to Section 4.5, the Company may at any time delay or abandon the underlying registration without any liability to the Holders):

               (i) prepare and file with the SEC a registration statement (or an amendment to a registration statement) with respect to the public offer and sale of such Registrable Securities and use its best efforts to cause such registration statement to become effective.

               (ii) as expeditiously as reasonably possible, prepare and file with the SEC all amendments and supplements to such registration statement and the prospectus contained therein as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and to keep each registration and qualification under this Agreement current and effective (and in compliance with the Securities Act) by such actions as may be necessary or appropriate for a period of 120 days after the effective date of such registration statement (unless all securities covered by such registration statement are sooner disposed of), all as requested by such Holder or Holders; provided, however, that after the Company has qualified for the use of Form S-3, the Majority JWC Equity Partners Holders, the Majority JWC III Holders and/or the Majority Halifax Holders, as the case may be, shall have the right to request the Company to effect a registration on Form S-3 pursuant to Rule 415 promulgated under the Securities Act and to keep such registration effective until all securities covered thereby are disposed of.

               (iii) as expeditiously as reasonably possible furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them in accordance with the plan of distribution provided for in such registration statement;

               (iv) as expeditiously as reasonably possible use its best efforts to register and qualify the securities covered by such registration statement under such securities or "blue sky" laws of such jurisdictions as shall be reasonably appropriate for the distribution of the securities covered by the registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to register as a foreign corporation or to qualify to do business in any jurisdiction it would not otherwise be required to be so registered or qualified but for this subsection (iv), to file a general consent to service of process in any such jurisdiction, to subject itself to taxation in any such jurisdiction or to register as a dealer in securities in any jurisdiction, and further provided that (anything in this Agreement to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the securities shall be qualified shall require by law or regulation that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by selling stockholders, then such expenses shall be payable by selling stockholders pro rata, to the extent required by such jurisdiction;

               (v) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the

     Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made (provided that upon such notification, each Holder agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company at the time held by such Holder or any interest or future interest therein until such statement or omission has been corrected, and there shall be added to the period during which the Company is obligated to keep such registration effective the number of days for which such sales or other transfers or dispositions were suspended), and at the request of any such Holder promptly prepare and furnish, without charge, to such seller or Holder a reasonable number of copies of a supplement to such prospectus or an amendment of such registration statement as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

               (vi) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 thereunder; and

               (vii) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any class of similar Securities is then listed.

          (b) If the Company at any time proposes to register the public offer and sale of any of its securities under the Securities Act in a registration that is subject to the registration rights of the Holders under Section 4.4 or 4.5, and such securities are to be distributed by or through one or more underwriters selected by the Company, then the Company will, subject to Section 4.5(b) above, use its best efforts, if requested by any Holder of Registrable Securities who requests such registration, to arrange for such underwriters to include such Registrable Securities among the securities to be distributed by or through such underwriters.

          (c) In connection with the preparation and filing of each registration statement registering the public offer and sale of Registrable Securities under this Agreement, the Company will give the Holders of Registrable Securities on whose behalf the public offer and sale of such Registrable Securities are to be so registered and their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements, as shall be reasonably necessary, in the opinion of such Holders or such underwriters or their respective counsel, in order to conduct a reasonable and diligent investigation within the meaning of the Securities Act.

     3.7 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Article IV that each Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder, and the intended method of disposition of such securities as the Company shall reasonably request and as shall be required in connection with the action to be taken by the Company.

     3.8 Expenses of Registration. Registration, filing and qualification fees, printers' and accounting fees, fees and expenses of compliance with securities or blue sky laws, fees and expenses relating to filings with the National Association of Securities Dealers, Inc. or any applicable securities exchange, fees of underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals attributable to the Registrable Securities being registered), and fees and disbursements of counsel for the Company incurred in connection with a registration pursuant to Section 4.4 or 4.5 shall be borne by the Company. Each Holder whose shares are being sold will bear, pro rata, underwriters' discounts and brokerage and other commissions, fees and disbursements of its own counsel and all of its other expenses of such registration, offering and sale.

     3.9 Underwriting Requirements. In connection with any registration of Registrable Securities under this Agreement, the Holders whose shares are being sold shall, if requested by the Company or the underwriters, enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions relating to indemnification and contribution. The Holders on whose behalf Registrable Securities are to be distributed shall also complete and execute all questionnaires, powers of attorney and/or other documents required under the terms of such underwriting agreement.

     3.10 Indemnification. In the event any Registrable Securities are included in a registration statement pursuant to this Article IV:

          (a) To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder joining in a registration and its directors and officers, any underwriter (as defined in the Securities Act) for it, and each Person, if any, who controls such Holder or such underwriter within the meaning of the Securities Act, from and against any losses, claims, damages, expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading in light of the circumstances under which they were made, provided that the indemnity agreement contained in this Section 4.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon (i) an untrue statement or omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendments or supplements thereto in reliance upon and in conformity with written information furnished by such Holder, underwriter or control person to the Company specifically for inclusion in the Registration Statement in connection with such registration, or (ii) such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder, underwriter or control person and shall survive the transfer of such securities by such Holder.

          (b) To the fullest extent permitted by law, each Holder joining in a registration shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of the Securities Act, and each agent and any underwriter for the Company and any Person who controls any such agent or underwriter and each other Holder and any Person who controls such Holder (within the meaning of the Securities Act) against any losses, claims, damages, expenses (including reasonable attorney's fees and expenses and reasonable costs of investigation) or liabilities to which the Company or any such director, officer, control person, agent, underwriter or other Holder may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon an untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon (i) the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder in connection with such registration specifically for inclusion in the Registration Statement in connection with such registration, or
(ii) such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same, provided that the indemnity agreement contained in this Section 4.10(b) shall not apply to amounts paid in settlements effected without the consent of such Holder (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer, Holder, underwriter or control person and shall survive the transfer of such securities by such Holder.

          (c)  Any Person seeking indemnification under this Section 4.10 will
(i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, but the failure to give such notice will not affect the right to indemnification hereunder, except to the extent the indemnifying party is actually prejudiced by such failure and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party, and other indemnifying parties similarly situated, jointly to assume the defense of such claim with counsel reasonably satisfactory to the parties. In the event that the indemnifying parties cannot mutually agree as to the selection of counsel, each indemnifying party may retain separate counsel to act on its behalf and at its own expense. The indemnified party shall in all events be entitled to participate in such defense at its expense through its own counsel. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay (or contribute to the payment of) the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

          (d) If for any reason the foregoing indemnification is unavailable to any party or insufficient to hold it harmless as and to the extent contemplated by the preceding paragraphs of this Section 4.10, then each indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage expense or liability in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and the applicable indemnified party, as the case may be, on the other hand, and also the relative fault of the indemnifying party and any applicable indemnified party, as the case may be, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     3.11 Market Stand-Off Agreement. If requested by the managing underwriter of the initial Public Offering on behalf of the Company of its Common Stock, or by the managing underwriter of any Public Offering for which the public offer and sale of Registrable Securities of any Holders have been registered, no Holder shall sell or otherwise transfer or dispose of any Registrable Securities held by such Holders (other than pursuant to Permitted Transfers, pursuant to Sections 3.3, 3.4 or 4.2 and other than those Registrable Securities included in the registration) during such period following the effective date of such registration as is usual and customary, in the reasonable opinion of such managing underwriter, at such time in similar public offerings of similar securities.

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

     3.12 Rights Non-Transferable. Notwithstanding anything to the contrary herein, the rights set forth in Sections 4.2, 4.3 and 4.4 of (a) the Majority JWC III Holders and their Permitted Transferees (other than JWC Equity Partners, Halifax Holders and Management Holders) may only be exercised by the Majority JWC III Holders and their Permitted Transferees (other than JWC Equity Partners, Halifax Holders and Management Holders), and may not be transferred or assigned in connection with any other Transfer of Common Stock Equivalents or otherwise,
(b) the Majority JWC Equity Partners Holders and their Permitted Transferees (other than JWC Equity Partners III, Halifax Holders and Management Holders) may only be exercised by the Majority JWC Equity Partners Holders and their Permitted Transferees (other than JWC Equity Partners III, Halifax Holders and Management Holders), and may not be transferred or assigned in connection with any other Transfer of Common Stock Equivalents or otherwise and (c) the Majority Halifax Holders and their Permitted Transferees (other than JWC Equity Partners, JWC Equity Partners III and Management Holders) may only be exercised by the Majority Halifax Holders and their Permitted Transferees (other than JWC Equity Partners, JWC Equity Partners III and Management Holders) and may not be transferred or assigned in connection with any other Transfer of Common Stock Equivalents or otherwise.

                                   ARTICLE IV

                              Corporate Governance
                              --------------------

     5.1  Board of Directors.

          (a) The Company and each of the Stockholders shall take all action, including, but not limited to, such Stockholder's voting, or executing proxies or written consents with respect to, the Voting Stock at the time held by such Stockholder as may be from time to time requested either by the holders of a majority of the Common Stock Equivalents at the time held by the JWC Holders or by the JWC Representative so that the Board of Directors shall consist of such number of directors as may be from time to time designated either by the holders of a majority of the Common Stock Equivalents at the time held by the JWC Holders or by the JWC Representative.

          (b) The Company and each of the Stockholders shall take all action, including, but not limited to, such Stockholder's voting, or executing proxies or written consents with respect to, the Voting Stock at the time held by such Stockholder as may be from time to time requested either by holders of a majority of the Common Stock Equivalents at the time held by the JWC Holders or by the JWC Representative so that the Board of Directors shall include such directors as may be from time to time designated either by the holders of a majority of the Common Stock Equivalents at the time held by the JWC Holders or by the JWC Representative, including directors constituting a majority of the Board of Directors. Either the holders of a majority of the Common Stock Equivalents at the time held by the JWC Holders or the JWC Representative shall also be entitled to require that any member of the Board of Directors so designated pursuant to this Section 5.1(b) be removed or replaced by another designee of either the holders of a majority of the Common Stock Equivalents at the time held by the JWC Holders or the JWC Representative, in which event the Company and each Stockholder shall take all action, including, but not limited to, such Stockholder's voting, or executing proxies or written consents with respect to, the Voting Stock at the time held by such Stockholder as may be necessary to effect such removal or replacement.

          (c) Notwithstanding the provisions of Section 5.1(b), the Company and each Stockholder shall take all action, including, but not limited to, such Stockholder's voting, or executing proxies or written consents with respect to, the Voting Stock at the time held by such Stockholder as may be from time to time requested either by the holders of a majority of the Common Stock Equivalents at the time held by the Halifax Holders or by the Halifax Representative, so that the Board of Directors shall include two directors designated either by the holders of a majority of the Common Stock Equivalents held by the Halifax Holders or by the Halifax Representative which directors (the "Halifax Directors") shall initially be David W. Dupree and Brent D. Williams; provided, that the number of Halifax Directors that the Halifax Holders or the Halifax Representative shall be entitled to designate pursuant to this Section 5.1(c) shall be permanently reduced from 2 to 1 director at such time as the Halifax Holders hold less than 50% of the Common Stock Equivalents held by the Original Halifax Holders as of the date of this Agreement; provided, further, that the number of Halifax Directors designated pursuant to this
Section 5.1(c) shall be permanently reduced to zero directors at such time as the Halifax Holders hold less than 5% of the Common Stock Equivalents outstanding. Either the holders of a majority of the Common Stock Equivalents at the time held by the Halifax Holders or the Halifax Representative shall also be entitled to require that any Halifax Director be removed or replaced by another designee of the holders of either the majority of the Common Stock Equivalents at the time held by the Halifax Holders or of the Halifax Representative, in which event the Company and each Stockholder shall take all action, including, but not limited to, such Stockholder's voting, or executing proxies or written consents with respect to, the Voting Stock at the time held by such Stockholder as may be necessary to effect such removal or replacement.

     4.1  Rights of the Halifax Directors and Halifax.

          (a) Notwithstanding that no vote may be required, or that a lesser percentage vote may be specified in the certificate of incorporation or by-laws of the Company, the Company shall not take, and no Stockholder shall cause the Company to take, any of the following actions without the affirmative vote (the "Halifax Affirmative Vote") of (y) a majority of the Board of Directors, which majority vote shall include the affirmative vote of the Halifax Directors, if any, and (z) the Majority Halifax Holders:

               (i) the redemption, purchase or other acquisition of any Common Stock Equivalents other than those redemptions, purchases or acquisitions made
(a) pursuant to this Agreement, (b) on a pro rata basis among the holders of a particular class or series of securities of the Company, (c) pursuant to the terms of securities of the Company created after the date hereof which require such redemption, purchase or acquisition (including the terms of any stock option agreement) or (d) in accordance with the Repurchases, as defined in the Purchase Agreement;

               (ii) the declaration or payment of any dividend or other distribution by the Company with respect to any Common Stock Equivalents other than those declarations or payments of dividends or other distributions that are made (a) pursuant to this Agreement, (b) on pro rata basis among the holders of a particular class or series of securities of the Company or (c) pursuant to the terms of securities of the Company created after the date hereof which require such declaration, payment or other distribution;

               (iii) the termination of the Chief Executive Officer of the Company without Cause (as defined in such individual's then current employment agreement with the Company);

               (iv) any issuance of Common Stock Equivalents in connection with a transaction or series of related transactions involving an acquisition of the equity or assets of a Third Party which results in an aggregate issuance of greater than 20% of the total outstanding Common Stock Equivalents,

               (v) the entering into of any transaction or agreement (other than pursuant to this Agreement), directly or indirectly, by the Company, or any Subsidiary of the Company, with JWC Inc. or any director, officer, employee or Affiliate of JWC Inc., including any of the portfolio companies held or managed by any such entity (which affirmative vote of the Halifax Directors shall not be unreasonably withheld); or

               (vi) any significant change in the nature of the Company's business as of the date hereof.

Notwithstanding anything to the contrary herein, (x) the Halifax Affirmative Vote shall no longer be necessary with respect to the matters set forth in clauses (iii) and (iv) above at such time as the Halifax Holders hold less than 50% of the Common Stock Equivalents held by the Original Halifax Holders as of the date of this Agreement and (y) the provisions of this Section 5.2 shall terminate at such time as the Halifax Holders hold less than 5% of the Common Stock Equivalents.

          (b) As long as at least one Halifax Director is a member of the Board of Directors, there shall be at least one Halifax Director on each committee, if any, established by the Board of Directors.

     4.2 Rights Non-Transferable. Notwithstanding anything to the contrary herein, the rights of the Halifax Holders and the Halifax Directors under
Section 5.1 and 5.2, respectively, may only be exercised by the Halifax Holders and Halifax Directors, respectively, and may not be transferred or assigned in connection with any other Transfer of Common Stock Equivalents or otherwise.

                                    ARTICLE V

                                Preemptive Rights
                                -----------------

     5.1  Rights to Subscribe for Securities.

          (a) Preemptive Offer. Except in the case of Excluded Securities (as defined in Section 6.1(e)), the Company, or any Subsidiary of the Company, shall not issue or sell any Common Stock Equivalent, unless the Company shall have first offered, or caused such Subsidiary to offer (the "Preemptive Offer") to sell such Common Stock Equivalents (the "Offered Securities") to each JWC Holder and Halifax Holder (each, a "Preemptive Offeree") by delivery to each Preemptive Offeree of a written notice of such Preemptive Offer stating that the Company or such Subsidiary proposes to sell such Offered Securities, the number or amount of the Offered Securities proposed to be sold, the proposed purchase price therefor (or, in the case of an offering in which the price is not known at the time notice is given, the method of determining such price and a good faith estimate thereof) and any other terms and conditions of such offer. The Preemptive Offer shall by its terms remain open and irrevocable for a period of 10 Business Days from the date it is received by the Preemptive Offerees (the "Preemptive Offer Period").

          (b) Preemptive Offer Acceptance. Each Preemptive Offeree shall have the option, exercisable at any time during the Preemptive Offer Period by delivering written notice to the Company or such Subsidiary (a "Preemptive Offer Acceptance Notice"), to subscribe for the number or amount of such Offered Securities that would permit such Preemptive Offeree to maintain its Offeree Percentage as it existed immediately prior to such issuance, sale or exchange (the "Preemptive Offer Allocation"), with the number of Offered Securities in excess of such Preemptive Offer Allocation to be issued as proposed by the Company or such Subsidiary. In the event that any Preemptive Offeree elects not to acquire Offered Securities equal to its Preemptive Offer Allocation, such Preemptive Offeree shall deliver to the other Preemptive Offerees (with a copy to the Company or such Subsidiary) written notice of such election within 7 Business Days from the date of receipt of the Preemptive Offer, which notice shall include the number of Offered Securities not elected to be purchased by such Preemptive Offeree (the "Unpurchased Preemptive Shares"). Each of the Preemptive Offerees electing to acquire Offered Securities equal to its Preemptive Offer Allocation (collectively, the "Exercising Preemptive Offerees") may elect, by written notice to the Company or such Subsidiary on or before the expiration of the Preemptive Offer Period, to purchase all or a portion of the Unpurchased Preemptive Shares. If the Exercising Preemptive Offerees deliver notices electing to purchase more than the total number of Unpurchased Preemptive Shares, the Unpurchased Preemptive Shares shall be allocated on a pro-rata basis based on the number of Common Stock Equivalents held by such Exercising Preemptive Offerees.

          (c) Offer of Refused Securities. If Preemptive Offer Acceptance Notices are not given by the Preemptive Offerees for all of the Offered Securities, the Company or such Subsidiary shall have 60 days from the expiration of the Preemptive Offer Period to sell all or any part of such Offered Securities as to which Preemptive Offer Acceptances Notices have not been given by the Preemptive Offerees (the "Refused Securities") to any other Persons upon terms and conditions, including price, which are no more favorable, in the aggregate, to such other Persons or less favorable to the Company or such Subsidiary than those set forth in the Preemptive Offer.

          (d) Closing. The closing with respect to the purchase and sale of Offered Securities pursuant to this Article VI shall take place at the principal offices of the Company on the first Business Day following the expiration of the Preemptive Offer Period, or such other time as the Company and the relevant Preemptive Offeree(s) may agree, and at such closing, the Preemptive Offerees that delivered timely Preemptive Offer Acceptance Notices shall purchase from the Company or such Subsidiary, and the Company or such Subsidiary shall sell to such Preemptive Offerees, the Offered Securities with respect to which Preemptive Offer Acceptance Notices were delivered, on the same terms as specified in the Preemptive Offer.

          (e) Excluded Securities. The rights of the Preemptive Offerees under this Section 6.1 shall not apply to the following securities (the "Excluded Securities"):

               (i) any Common Stock Equivalents issued or granted pursuant to a stock option or other similar equity incentive plan providing for issuance to employees, directors, officers or consultants of the Company or its Subsidiaries;

               (ii) any Common Stock Equivalents and other derivative securities issued upon the exercise or conversion of any other Common Stock Equivalents or other options;

               (iii) any Common Stock Equivalents issued to any Person not affiliated with the Company, which, in connection with the issuance of Common Stock Equivalents to such Person, simultaneously enters into a significant business transaction (including, but not limited to, debt financings and acquisitions of businesses or assets) with the Company which is directly related to the Company's business;

               (iv) any Common Stock Equivalents issued as part of a Public Offering or pursuant to any effective registration statement under the Securities Act;

               (v) any Common Stock Equivalents issued to the Company or a Subsidiary; and

               (vi) any Common Stock issued pursuant to the Purchase Agreement, whether on the Purchase Agreement Closing Date or thereafter.

                                   ARTICLE VI

                     Certain Miscellaneous Other Provisions
                     --------------------------------------

     6.1 Remedies. Each of the parties hereto acknowledges and agrees that no remedy at law would be adequate in the event of any breach of this Agreement. Accordingly, if any dispute arises concerning the sale or other disposition of any of the securities of the Company subject to this Agreement or concerning any other provisions hereof or the obligations of the parties hereunder, each party hereto agrees that, in addition to any other remedy to which they may be entitled at law or in equity, the other parties hereto shall be entitled to a decree of specific performance to enforce this Agreement (without bond or other security being required unless the party seeking such remedy fails to demonstrate to an appropriate court having jurisdiction that such party has a likelihood of success on the merits), and each party hereto waives the defense in any action or proceeding brought to enforce this Agreement that there exists an adequate remedy at law. Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement or otherwise.

     6.2  Entire Agreement; Amendment; Termination.

          (a) Subject to Section 7.16 hereof, this Agreement sets forth the entire understanding of the parties, and supersedes all prior agreements and all other arrangements and communications, whether oral or written, with respect to the subject matter hereof, and, as of the date hereof, the Existing Stockholders Agreement is amended and restated in its entirety herein.

          (b) The Schedule of Stockholders may be amended in writing by the Company to reflect changes in the composition of the Stockholders and changes in their addresses or telecopy numbers that may occur from time to time as a result of Permitted Transfers, Transfers in accordance with Articles III or IV hereof or any new issuance by the Company of Common Stock Equivalents; provided, however, that no new issuance of Common Stock Equivalents shall be effective unless and until the Person receiving such securities (if not already a party hereto in such capacity) executes and delivers to the Company an executed Joinder Agreement in accordance with Section 3.12 hereof. Amendments to the Schedule of Stockholders reflecting Permitted Transfers or Transfers in accordance with Articles III or IV hereof shall become effective when the amended Schedule of Stockholders, and a copy of a Joinder Agreement as executed by any new transferee in accordance with Section 3.12, are filed with the Company.

          (c) Any other amendment to this Agreement shall be in writing and shall require the written consent of (i) the Company, (ii) either the JWC Representative or the holders of a majority of Common Stock Equivalents at the time held by the JWC Holders, (iii) if adverse to the interests of any Stockholder Group, then the consent of a majority of the Common Stock Equivalents at the time held by such Stockholder Group and (iv) if adverse to the interests of a particular Stockholder or Stockholders in a manner different from its effect on other Stockholders in the same Stockholder Group, then the consent of such Stockholder or the holders of a majority of the Common Stock Equivalents at the time held by those particular Stockholders (as applicable).

          (d) Notwithstanding the foregoing provisions of this Section 7.2, this Agreement may be terminated at any time upon the written consent of (i) the Company and (ii) each of (A) the holders of a majority of the Common Stock Equivalents at the time held by the Management Holders, (B) either the holders of a majority of the Common Stock Equivalents at the time held by the Halifax Holders or the Halifax Representative and (C) either the holders of a majority of the Common Stock Equivalents at the time held by the JWC Holders or the JWC Representative.

     6.3 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the body making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     6.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) 3 days following deposit with the U.S. mail for delivery by registered mail, return receipt requested, or (c) the Business Day following delivery to a nationally recognized overnight delivery service (requiring signature for delivery), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by written notice to the other parties):

          (a)  For notices and communications to the Company:

                    c/o J.W. Childs Associates, L.P.
                    111 Huntington Avenue, Suite 2900
                    Boston, MA 02199
                    Attention: Edward D. Yun
                    Telecopy: 617-753-1101

               with copies to:

                    Universal Hospital Services, Inc.

                    3800 West 80th Street, Suite 1250
                    Bloomington, Minnesota 55431-4442
                    Attention: Chief Executive Officer
                    Facsimile No.: 952-893-3232

                    Universal Hospital Services, Inc.
                    3800 West 80th Street, Suite 1250
                    Bloomington, Minnesota 55431-4442
                    Attention: David E. Dovenberg
                    Facsimile No.: 952-893-3232

                    Dorsey & Whitney LLP
                    50 South Sixth Street
                    Minneapolis, Minnesota 55402
                    Attention: Elizabeth C. Hinck, Esq.
                    Facsimile No.: 612-340-8738

          (b) For notices and communications to the Stockholders, to the respective addresses or telecopy numbers set forth in the Schedule of Stockholders.

          (c)  With a copy in the case of the JWC Holders and the Company to:

                    Kaye Scholer LLP
                    425 Park Avenue
                    New York, NY 10022
                    Attention: Stephen C. Koval, Esq.
                    Fax: 212-836-8689

          (d) With a copy in the case of the Halifax Holders and the Company to:

                    The Halifax Group
                    1133 Connecticut Avenue, N.W.
                    Suite 725
                    Washington, D.C. 20036
                    Attention: David W. Dupree
                    Facsimile No.: 202-296-7133

                    The Halifax Group
                    200 Crescent Court
                    Suite 1040
                    Dallas, Texas 75205

                    Attention: Brent D. Williams
                    Facsimile No.: 214-855-8712

          (e) With a copy in the case of the Halifax Holders and the Company to:

                    Latham & Watkins LLP
                    555 11/th/ St. NW
                    Washington, DC 20004
                    Attention: James R. Hanna, Esq.
                    Facsimile No.: 202-637-2201

          (f)  With a copy in the case of the Management Holders to:

                    Universal Hospital Services, Inc.
                    3800 West 80th Street, Suite 1250
                    Bloomington, Minnesota 55431-4442
                    Attention: Chief Financial Officer
                    Facsimile No.: 952-893-3237

By notice complying with the foregoing provisions of this Section 7.4, each party shall have the right to change the mailing address or telecopy numbers for future notices and communications to such Party.

     6.5 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective transferees, successors, assigns, heirs and administrators, provided that the rights under this Agreement may not be assigned except as expressly provided herein. No such assignment shall relieve an assignor of its obligations hereunder.

     6.6 Termination. Without affecting any other provision of this Agreement requiring termination of any rights in favor of any Stockholder, Permitted Transferee or any other transferee of Common Stock Equivalents, the provisions of Articles III and IV (other than the indemnity and contribution provisions set forth therein) of this Agreement shall terminate as to such Stockholder, Permitted Transferee or other transferee, when, pursuant to and in accordance with this Agreement, such Stockholder, Permitted Transferee or other transferee, as the case may be, no longer owns any Common Stock Equivalents.

     6.7 Recapitalizations, Exchanges, etc. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Common Stock Equivalents, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Common Stock Equivalents, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Upon the occurrence of any such events, amounts hereunder shall be appropriately adjusted.

     6.8 JWC Representative. Each JWC Holder hereby designates and appoints (and each Permitted Transferee of each such JWC Holder shall be deemed to have so designated and appointed) Steven G. Segal and Edward D. Yun (so long as they are employees of J.W. Childs Associates, Inc. or its Affiliates or successor entities), or either of them, with full power of substitution (the "JWC Representative") the representative of each such Person to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by any such Person and hereby acknowledges that the JWC Representative shall be the only Person authorized to take any action so required, authorized or contemplated by this Agreement by each such Person. Each such Person further acknowledges that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such Person. Each such Person hereby authorizes (and each Permitted Transferee of each such Person shall be deemed to have authorized) the other parties hereto to disregard any notice or other action taken by such Person pursuant to this Agreement except for the JWC Representative. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the JWC Representative and are and will be entitled and authorized to give notices only to the JWC Representative for any notice contemplated by this Agreement to be given to any such Person. A successor to the JWC Representative may be chosen by the holders of a majority of the Common Stock Equivalents at the time held by the JWC Holders, provided that written notice thereof is given by the successor JWC Representative to the Company, the Halifax Holders, the Management Holders, the Additional Holders and the other JWC Holders.

     6.9 Halifax Representative. Each Halifax Holder hereby designates and appoints (and each Permitted Transferee of each such Halifax Holder shall be deemed to have so designated and appointed) David W. Dupree and Brent D. Williams (so long as they are employees of Halifax Capital Partners or its Affiliates or successor entities), or either of them, with full power of substitution (the "Halifax Representative") the representative of each such Person to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by any such Person and hereby acknowledges that the Halifax Representative shall be the only Person authorized to take any action so required, authorized or contemplated by this Agreement by each such Person. Each such Person further acknowledges that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such Person. Each such Person hereby authorizes (and each Permitted Transferee of each such Person shall be deemed to have authorized) the other parties hereto to disregard any notice or other action taken by such Person pursuant to this Agreement except for the Halifax Representative. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the Halifax Representative and are and will be entitled and authorized to give notices only to the Halifax Representative for any notice contemplated by this Agreement to be given to any such Person. A successor to the Halifax Representative may be chosen by the holders of a majority of the Common Stock Equivalents at the time held by the Halifax Holders, provided that written notice thereof is given by the successor Halifax Representative to the Company, the JWC Holders, the Management Holders, the Additional Holders and the other Halifax Holders.

     6.10 Action Necessary to Effectuate the Agreement. The parties hereto agree to take or cause to be taken all such corporate and other action as may be necessary to effect the intent and purposes of this Agreement.

     6.11 No Waiver. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy conferred by this Agreement shall operate as waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any rights, powers or remedies conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     6.12 Counterparts. This Agreement may be executed in two or more counterparts (including Joinder Agreements as counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party. The failure of any Stockholder to execute this Agreement does not make it invalid as against any other Stockholder.

     6.13 Headings, etc. All headings and captions in this Agreement are for purposes of references only and shall not be construed to limit or affect the substance of this Agreement. Words used in this Agreement, regardless of the gender and number used, will be deemed and construed to include any other gender, masculine, feminine, or neuter, and any other number, singular or plural, as the context requires. As used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive. The words "this Agreement", "hereto", "herein", "hereunder", "hereof", and words or phrases of similar import refer to this Agreement as a whole, together with any and all Schedules and Exhibits hereto, and not to any particular article, section, subsection, paragraph, clause or other portion of this Agreement.

     6.14 Governing Law; Jurisdiction; Service of Process. This Agreement shall be governed by the laws of the State of Delaware, without regard to any conflicts of laws principles thereof that would call for the application of the laws of any other jurisdiction. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against either of the parties in the courts of the State of New York, or if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world, whether within or without the State of New York.

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

     6.15 Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed and (ii) documents received by each Stockholder or the Company pursuant hereto, may be reproduced by each party hereto by a photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and each party may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by each party in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     6.16 Confidentiality; Public Announcements. No Management Holder or Additional Holder shall disclose or use in any manner whatsoever, in whole or in part, any information concerning the Company or any of its direct or indirect stockholders, or any of their respective employees, directors or Subsidiaries or Affiliates (including, without limitation, the JWC Holders) received on a confidential basis from the Company or any other Person under or pursuant to this Agreement or any other agreement with the Company including without limitation financial terms and financial and organizational information contained in any documents, statements, certificates, materials or information furnished, or to be furnished, by or on behalf of the Company or any other Person in connection with the purchase or ownership of any Common Stock Equivalent; provided, however, that the foregoing shall not be construed, now or in the future, to apply to any information reflected in any recorded document, information which is independently developed by such Stockholder, information obtained from sources other than the Company or any of its direct or indirect shareholders, or any of their respective employees, directors, Subsidiaries or Affiliates (including without limitation the JWC Holders) or any of their respective agents or representatives (including without limitation attorneys, accountants, financial advisors, engineers and insurance brokers) or information that is or becomes in the public domain, nor shall it be construed to prevent such Stockholder from (i) making any disclosure of any information (a) if required to do so by any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any court or other governmental authority, in each case applicable to or binding upon such Stockholder, (b) to any governmental authority having or claiming authority to regulate or oversee any aspect of such Stockholder's business or that of the corporate parent or affiliates of such Stockholder in connection with the exercise of such authority or claimed authority, or (c) pursuant to subpoena; or (ii) making, on a confidential basis, such disclosures as such Stockholder deem necessary or appropriate to such Stockholder's legal counsel, accountants (including outside auditors) or general, managing or limited partners; (iii) making such disclosures as such Stockholder reasonably deems necessary or appropriate to any Transferee and/or counsel to or other representatives of such bank or financial institution or other entity, to which such Stockholder in good faith desires to Transfer all or a portion of its interest in any Common Stock Equivalents; provided, however, that such Transferee or counsel to or representative thereof , agrees to maintain the confidentiality of such disclosures on the terms stated herein; or (iv) making, on a confidential basis, disclosures of such information to current Stockholders; provided, further, that this Section 7.16 shall not supersede any confidentiality provision in any employment agreement or confidentiality agreement to which any Management Holder is a party for so long as such agreement remains in effect. Notwithstanding anything to the contrary,
(A) this Section 7.16 shall apply to the JWC

Holders and/or the Halifax Holders (as applicable) effective at such time when such group shall no longer have the right to designate directors to the Board of Directors of the Company pursuant to Article V hereof and (B) the parties hereto and each of their respective employees, representatives or other agents, are permitted to disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of any transactions entered into among the parties and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such parties related to such tax treatment and tax structure; provided, however, that the foregoing permission to disclose the tax treatment and tax structure does not permit the disclosure of any information that is not relevant to understanding the tax treatment or tax structure of any such transactions (including the identity of any party and the amounts paid in connection with the transactions); provided, further, however, that the tax treatment and tax structure shall be kept confidential to the extent necessary to comply with federal or state securities laws.

                         [Signatures on Following Pages]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

                              THE COMPANY:

                              UNIVERSAL HOSPITAL SERVICES, INC.


                              By: /s/ Gary D. Blackford
                                  --------------------------------------------
                                  Name:  Gary D. Blackford
                                  Title: President and Chief Executive Officer

                   Amended and Restated Stockholders Agreement

                   Continuation of Counterpart Signature Pages
                   -------------------------------------------

                            J.W. CHILDS EQUITY PARTNERS III, L.P.


                            By:  J.W. Childs Advisors III, L.P., General Partner
                            By:  J.W. Childs Associates, L.P., General Partner
                            By:  J.W. Childs Associates, Inc., General Partner


                            By:  /s/ Steven G. Segal
                               -------------------------------
                                 Name:  STEVEN G. SEGAL
                                 Title: VICE PRESIDENT


                            JWC FUND III CO-INVEST, LLC

                            By:  J.W. Childs Associates, L.P., Manager
                            By:  J.W. Childs Associates, Inc., General Partner


                            By:  /s/ Steven G. Segal
                               ------------------------------
                               Name:  STEVEN G. SEGAL
                               Title: VICE PRESIDENT


                            J.W. CHILDS EQUITY PARTNERS, L.P.

                            By:  J.W. Childs Advisors, L.P., General Partner
                            By:  J.W. Childs Associates, L.P., General Partner
                            By:  J.W. Childs Associates, Inc., General Partner


                            By:  /s/ Steven G. Segal
                               ----------------------------
                               Name:  STEVEN G. SEGAL
                               Title: VICE PRESIDENT


     By executing above, the foregoing JWC Holder acknowledges that, pursuant to
Section 7.8 of this Amended and Restated Stockholders Agreement, the foregoing JWC Holder has designated and appointed Steven G. Segal and Edward D. Yun, or either of them, as its representative to perform all acts as are required, authorized or contemplated by this Stockholders Agreement Amended and Restated Stockholders Agreement

                   Amended and Restated Stockholders Agreement

                   Continuation of Counterpart Signature Pages
                   -------------------------------------------

                            JWC-UHS CO-INVEST LLC

                            By:  J.W. Childs Associates, Inc., Manager


                            By:  /s/ Ted D. Yun
                               -----------------------------
                               Name: Ted D. Yun
                               Title: Partner

     By executing above, the foregoing JWC Holder acknowledges that, pursuant to
Section 7.8 of this Amended and Restated Stockholders Agreement, the foregoing JWC Holder has designated and appointed Steven G. Segal and Edward D. Yun, or either of them, as its representative to perform all acts as are required, authorized or contemplated by this Stockholders Agreement Amended and Restated Stockholders Agreement

                   Amended and Restated Stockholders Agreement

                   Continuation of Counterpart Signature Pages
                   -------------------------------------------

                            THE HALIFAX HOLDERS:

                            HALIFAX CAPITAL PARTNERS, L.P.
                            By:  Halifax Genpar, L.P.
                            By:  The Halifax Group, L.L.C.


                            By:  /s/ Brent D. Williams
                               ----------------------------------
                               Name: Brent D. Williams
                               Title: Principal, Vice President

     By executing above, each of the foregoing Halifax Holders acknowledges that, pursuant to Section 7.9 of this Amended and Restated Stockholders Agreement, each of the foregoing Halifax Holders has designated and appointed David W. Dupree and Brent D. Williams, or either of them, as its representative to perform all acts as are required, authorized or contemplated by this Amended and Restated Stockholders Agreement

                   Amended and Restated Stockholders Agreement

                   Continuation of Counterpart Signature Pages
                   -------------------------------------------

                            MANAGEMENT HOLDERS:


                                   /s/ Gary D. Blackford
                                   ----------------------------
                                   GARY D. BLACKFORD

                        UNIVERSAL HOSPITAL SERVICES,INC.

                   Amended and Restated Stockholders Agreement

                   Continuation of Counterpart Signature Pages
                   -------------------------------------------

                               ADDITIONAL HOLDERS:

                                   MANAGEMENT HOLDERS:


                                   /s/ David E. Dovenberg
                                   ------------------------------
                                   Name: David E. Dovenberg


Signature Page

                                    EXHIBIT A

                            SCHEDULE OF STOCKHOLDERS

J.W. Childs Equity Partners III, L.P.

JWC Fund III Co-invest LLC

J.W. Childs Equity Partners, L.P.

JWC-UHS Co-Invest LLC

Halifax Capital Partners, L.P.

Gary D. Blackford

David E. Dovenberg

                                    EXHIBIT B

                                JOINDER AGREEMENT

     The undersigned is executing and delivering this Joinder Agreement pursuant to the Amended and Restated Stockholders Agreement, dated as of October ___, 2003 (the "Stockholders Agreement"), among Universal Hospital Services, Inc., a Delaware corporation (the "Company"), the JWC Holders, the Halifax Holders, the Management Holders and the Additional Holders named therein.

     By executing and delivering this Joinder Agreement to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Stockholders Agreement in the same manner as if the undersigned were an original signatory to such agreement as a [JWC/Halifax/Additional/Management] Holder. In connection therewith, effective as of the date hereof the undersigned hereby makes the representations and warranties contained in the Stockholders Agreement.

     Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the __ day of ____________, _____.


                                        ----------------------------------------
                                        Signature of Stockholder


                                        ----------------------------------------
                                        Print Name of Stockholder

                                    EXHIBIT C

                          INDEPENDENT FINANCIAL EXPERTS

1.   Goldman, Sachs & Co.
2.   Credit Suisse First Boston
3.   J.P. Morgan Chase & Co.
4.   Lehman Brothers
5.   Bank of America